Exhibit 99.1

Strayer Education Inc.
      Making Education Achievable for Working Adults


FOR IMMEDIATE RELEASE


                                       For more information contact:

                                       Mark C. Brown, Senior Vice President and
                                       Chief Financial Officer
                                       (703) 247-2514

                                       Sonya Udler, Vice President,
                                       Corporate Communications
                                       (703) 247-2517
                                       sonya.udler@strayer.edu


        STRAYER UNIVERSITY RECEIVES EARLY REAFFIRMATION OF ACCREDITATION
             FROM THE MIDDLE STATES COMMISSION ON HIGHER EDUCATION


ARLINGTON, Va., July 11, 2007 - Strayer Education, Inc. announced today that the Middle States Commission on Higher Education has reaffirmed on an accelerated basis the accreditation of Strayer University for a full ten-year period, through 2017.

The Commission's decision to accelerate the University's reaffirmation was based on its extensive review of the University's 2006 voluntary self study, and eliminates the necessity for the Commission's accreditation review, previously scheduled for 2011.

"We are very pleased with the 10-year reaffirmation of our accreditation by the Middle States Commission on Higher Education," said Robert S. Silberman, Chairman and Chief Executive Officer of Strayer Education. "We also recognize and appreciate the time and effort that Middle States has put forth in reviewing and approving an early reaffirmation decision. Strayer University's goal has always been to provide a high quality post-secondary education to its working adult students. Early reaffirmation underscores our commitment to maintaining only the highest academic standards for many years to come."

The company will discuss this and other updates during its previously scheduled earnings call at 10:00 a.m. (ET) on July 26, 2007.

Strayer Education, Inc. (Nasdaq: STRA) is an education services holding company that owns Strayer University and certain other assets. Strayer's mission is to make higher education achievable and convenient for working adults in today's economy. Strayer University is a proprietary institution of higher learning that offers undergraduate and graduate degree programs in business administration, accounting, information technology, education, and public administration to approximately 32,000 working adult students at 47 campuses in 11 states and Washington, D.C., in the eastern United States and worldwide via the Internet. Strayer University is committed to providing an education that prepares working adult students for advancement in their careers and professional lives. Founded in 1892, Strayer University is accredited by the Middle States Commission on Higher Education.

For more information on Strayer Education, Inc. visit www.strayereducation.com and for Strayer University visit www.strayer.edu.

                                      # # #

This press release contains statements that are forward looking and are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995 ("Reform Act"). The statements are based on the Company's current expectations and are subject to a number of uncertainties and risks. In connection with the Safe Harbor provisions of the Reform Act, the Company has identified important factors that could cause the Company's actual results to differ materially from those expressed in or implied by such statements. The uncertainties and risks include the pace of growth of student enrollment, our continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as regional accreditation standards and state and regional regulatory requirements, competitive factors, our ability to implement our growth strategy, risks associated with the opening of new campuses, risks associated with the offering of new educational programs and adapting to other changes, risks associated with the acquisition of existing educational institutions, risks relating to the timing of regulatory approvals, and general economic and market conditions. Further information about these and other relevant risks and uncertainties may be found in the Company's annual report on Form 10-K and its other filings with the Securities and Exchange Commission, all of which are incorporated herein by reference and which are available from the Commission. We undertake no obligation to update or revise forward looking statements.